UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2017
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 11, 2017, the Federal Home Loan Bank of Indianapolis (Bank) announced that it received one nomination for two open Indiana Member Director seats on its Board of Directors (Board). Because the Bank received fewer nominations than open seats on its Board, pursuant to 12 C.F.R. § 1261.8(c), the sole nominee for an Indiana Member Director seat was deemed elected to the Board without further action.

The nominee declared elected for the Indiana Member Director seat is Larry W. Myers, President and Chief Executive Officer of First Savings Bank, Clarksville, Indiana. Mr. Myers is elected for a three-year term beginning January 1, 2018.

Each elected director's Board Committee assignments will be determined at a meeting of the Board of Directors and shall be disclosed on an amendment to this filing on Form 8-K/A. The newly elected director will be paid in accordance with the Bank's 2018 Directors’ Compensation and Travel Expense Reimbursement Policy, which was approved by the Board on September 8, 2017, and will be filed on a Form 8-K following review and non-objection by the Federal Housing Finance Agency.

Item 9.01. Financial Statements and Exhibits
A copy of the letter to shareholders announcing that Mr. Myers was elected as an Indiana Member Director, which was emailed on September 11, 2017, is attached as Exhibit 99.1 and incorporated by reference in this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2017

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/MARY M. KLEIMAN
Mary M. Kleiman
Senior Vice President - General Counsel and Chief Compliance Officer

By:	/s/GREGORY L. TEARE
Gregory L. Teare
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to shareholders announcing Indiana member election results, dated September 11, 2017